Exhibit 99.1

NEWS RELEASE

For Immediate Release	Investors:	Media:
	Bill Marshall	Leigh Parrish or Adam Pollack
	Sr. Vice President, Investor Relations	Joele Frank, Wilkinson Brimmer Katcher
	(804) 287-8108	(212) 355-4449
bill.marshall@pfgc.com

Performance Food Group and US Foods Terminate Information Sharing Process

Company Remains Focused on Executing Standalone Plan; Reiterates Fiscal 2026 Financial Outlook

RICHMOND, Va., November 24, 2025 – Performance Food Group Company (“PFG” or the “Company”) (NYSE: PFGC) today announced that the Company and US Foods have mutually agreed to terminate the previously announced information sharing process and will no longer pursue a potential business combination between the two companies.

“Following a comprehensive evaluation of regulatory considerations and synergies related to a potential business combination with US Foods, with the assistance of our independent financial and legal advisors, we have decided to terminate discussions,” said George Holm, Chairman and Chief Executive Officer of PFG. “Our Board of Directors is unanimous in its belief that the clearest and best path to long-term stockholder values is executing our standalone strategic plan, leveraging our diverse business segments to drive consistent revenue and profit growth. The strength of our recently reported fiscal first quarter results and continued momentum supports the confidence in our ability to drive value for stockholders independently.”

PFG reaffirms its full fiscal year 2026 and second quarter outlook as previously announced on November 5, 2025. For the second quarter of fiscal 2026, PFG continues to expect net sales to be in a range of approximately $16.4 billion to $16.7 billion. For the second quarter of fiscal 2026, PFG continues to expect Adjusted EBITDA to be in a range of approximately $450 million to $470 million.

For the full fiscal year 2026, PFG continues to expect net sales to be in a range of approximately $67.5 billion to $68.5 billion and Adjusted EBITDA to be in a range of approximately $1.9 billion to $2.0 billion.

PFG’s Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, losses on early extinguishments of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook. Please see the “Forward Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook.

About Performance Food Group Company

Performance Food Group is an industry leader and one of the largest food and foodservice distribution companies in North America with more than 150 locations. Founded and headquartered in Richmond, Virginia, PFG and our family of companies market and deliver quality food and related products to over 300,000 locations including independent and chain restaurants; businesses, schools and healthcare facilities; vending and office coffee service distributors; and big box retailers, theaters and convenience stores. PFG’s success as a Fortune 100 company is achieved through our approximately 43,000 dedicated associates committed to building strong relationships with the valued customers, suppliers and communities we serve. To learn more about PFG, visit pfgc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and integration of our acquisition of Cheney Bros., Inc. (the “Cheney Brothers Acquisition”) and other nonhistorical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A. Risk Factors in PFG’s Annual Report on Form 10-K for the fiscal year ended June 28, 2025 filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology, including artificial intelligence;

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economic factors, including inflation or other adverse changes such as a downturn in economic conditions, geopolitical events, tariff increases, or a public health crisis, negatively affecting consumer confidence and discretionary spending;

•	our reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	competition in our industry is intense, and we may not be able to compete successfully or adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	our profitability is directly affected by cost inflation and deflation, commodity volatility, and other factors;

•	we do not have long-term contracts with certain customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions, including hurricane, earthquake and natural disaster damage and extreme heat or cold;

•	volatility of fuel and other transportation costs;

•	our inability to increase our sales in the highest margin portion of our business;

•	changes in pricing practices of our suppliers;

•	our growth and innovation strategy may not achieve the anticipated results;

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risks relating to acquisitions, including the risk that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire or that we incur significant integration costs;

•	a portion of our sales volume is dependent upon the distribution of cigarettes and other tobacco products, sales of which are generally declining;

•	negative media exposure and other events that damage our reputation;

•	impact of uncollectibility of accounts receivable;

•	the cost and adequacy of insurance coverage and increases in the number or severity of insurance and claims expenses;

•	the potential impacts of shareholder activists or potential bidders;

•	the integration of artificial intelligence into our processes;

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environmental, health, and safety costs, including compliance with current and future environmental laws and regulations relating to carbon emissions and climate change and related legal or market measures;

•	our inability to comply with requirements imposed by applicable law or government regulations, including increased regulation of e-vapor products and other alternative nicotine products;

•	increase in excise taxes or reduction in credit terms by taxing jurisdictions;

•	the potential impact of product recalls and product liability claims relating to the products we distribute and other litigation;

•	adverse judgments or settlements or unexpected outcomes in legal proceedings;

•	risks relating to our outstanding indebtedness, including the impact of interest rate increases on our variable rate debt;

•	our ability to raise additional capital on commercially reasonable terms or at all; and

•	the possibility that the expected synergies and other benefits from the Cheney Brothers Acquisition will not be realized or will not be realized within the expected time period.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release or as of the date they were made and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release or our statement, as applicable, that may affect the accuracy of any forward-looking statement, except as required by law.

Investors:

Bill Marshall

SVP, Investor Relations

(804) 287-8108

Bill.Marshall@pfgc.com

Media:

Leigh Parrish or Adam Pollack

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449